                                                                    EXHIBIT 4(a)

                         AMENDMENT TO CREDIT AGREEMENT


     This Amendment to Credit Agreement ("Amendment") is dated as of May 12, 1995 and is among Battle Mountain Gold Company, a Nevada corporation ("Borrower"), the lenders parties hereto ("Banks") and Citibank, N.A., as agent ("Agent"). In consideration of the mutual covenants contained herein, the Borrower, the Agent and the Banks agree as set forth herein.

     1.  Amendments to the Agreement.

           The Credit Agreement dated as of December 29, 1989 among the Borrower, the Agent and the lenders parties thereto, as heretofore amended ("Agreement"), is hereby further amended as follows:

           1.1 Section 5.02(a). Section 5.02(a) of the Agreement is amended by
(1) deleting the word "and" at the end of clause (iv) thereof, (2) replacing the period at the end of clause (v) thereof with "; and", (3) replacing the words "or clauses (iv) or (v) below" in the first parenthetical phrase of clause (iii) thereof with the words "or clauses (iv), (v) or (vi) below" and (4) by adding a new clause (vi) reading in its entirety as follows:

          (vi) Liens, securing Debt permitted under Section 5.02(b)(x) hereof, on the amounts (up to 46,161,750 Australian dollars) paid or to be paid to Niugini Mining Limited to purchase up to 23,080,875 ordinary shares of Niugini Mining Limited upon the exercise of options to purchase such shares (which options are to be issued in May, 1995) or upon the performance by BZW Australia Limited of its obligation to purchase such shares to the extent that such options are not exercised, any interest payable on such amounts, any deposit account containing only such amounts and such interest and the rights of Niugini Mining Limited under the underwriting agreement with BZW Australia Limited providing for such obligation to purchase.

          1.2  Section 5.02(b).  Section 5.02(b) of the Agreement is amended by
(1) replacing the words "or clauses (viii) or (ix) below" in clause (vii) thereof with the words "or clauses (viii), (ix) or (x) below", (2) deleting the word "and" at the end of clause (viii) thereof, (3) replacing the period at the end of clause (ix) thereof with "; and" and (4) adding a new clause (x) reading in its entirety as follows:

          (x) Debt of Niugini Mining Limited owed to Barclays Bank plc in the maximum principal amount of $30,000,000 if (1) neither the Borrower nor any Material Subsidiary (other than Niugini Mining Limited) has any personal liability for such Debt, (2) the proceeds of such Debt are used to complete the purchase by Niugini Mining Limited of an additional 16% interest in the Lihir joint venture, to
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          pay costs, fees and expenses under the transaction documents relating to such borrowing and the underwriting agreement referred to in
          Section 5.02(a)(vi) and, to the extent of any balance, for working capital purposes of Niugini Mining Limited and (3) such Debt is secured only by the Liens permitted by Section 5.02(a)(vi) hereof.

     2.   Miscellaneous.

          2.1 Amendments, Etc. No amendment or waiver of any provision of this Amendment, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless effected in accordance with Section 8.01 of the Agreement.

          2.2 Governing Law. This Amendment and the Agreement as amended hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

          2.3 Preservation. Except as specifically modified by the terms of this Amendment, all of the terms, provisions, covenants, warranties and agreements contained in the Agreement (including, without limitation, exhibits thereto) or any of the Notes remain in full force and effect. Terms used herein which are not defined herein and are defined in the Agreement, as amended hereby, are used herein as defined in the Agreement, as amended hereby.

          2.4 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          2.5 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to agree to the various matters set forth herein. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement as amended hereby.

          2.6 Representation. The Borrower hereby represents and warrants to the Agent and the Banks that:

          (i) The representations and warranties contained in Section 4.01 of the Agreement (other than any representation and warranty that by its terms relates exclusively to a prior date) are correct in all material respects on and as of the date hereof as though made on and as of the date hereof; and
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          (ii) No event has occurred and is continuing, or would result from this Amendment, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          2.7 Authority, etc. The Borrower hereby represents and warrants to the Agent and the Banks that (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada,
(ii) the execution, delivery and performance of this Amendment, and the performance of the Agreement, as amended hereby, by the Borrower are within the power of the Borrower, have been duly authorized by all necessary corporate action, do not violate any provision of the Borrower's charter or by-laws, any contractual restriction binding on or affecting the Borrower or any Governmental Requirement and will not result in or require the creation or imposition of any Lien prohibited by the Agreement, (iii) this Amendment has been duly executed and delivered by the Borrower, (iv) this Amendment and the Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (v) no authorization, consent or approval of, or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Person is required for the due execution, delivery and performance of this Amendment or the performance of the Agreement, as amended hereby.

          2.8 Default. Without limiting any other event which may constitute an Event of Default, in the event any representation or warranty set forth herein shall prove to have been incorrect in any material respect when made, such event shall constitute an "Event of Default" under the Agreement, as amended hereby.

          2.9 Effectiveness. This Amendment shall become effective when the Borrower and the Majority Lenders each shall have executed a counterpart hereof and delivered the same (or a copy thereof) to the Agent or, in the case of any Bank as to which an executed counterpart hereof shall not have been so delivered, the Agent shall have been notified by such Bank that such Bank has executed it.

          2.10 Expenses. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, negotiation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWER:

                                    BATTLE MOUNTAIN GOLD COMPANY



                                    By: /s/ H. L. Sarles
                                        ----------------------------------
                                    Name: H. L. Sarles
                                          --------------------------------
                                    Title: Treasurer
                                           -------------------------------


                                    AGENT:

                                    CITIBANK, N.A., as Agent



                                    By: /s/ David M. Wheeler
                                        ----------------------------------
                                    Name: David M. Wheeler
                                          --------------------------------
                                    Title: Vice President Attorney-in-Fact
                                           -------------------------------

                                    BANKS:

                                    CITIBANK, N.A.



                                    By: /s/ David M. Wheeler
                                        ----------------------------------
                                    Name: David M. Wheeler
                                          --------------------------------
                                    Title: Vice President Attorney-in-Fact
                                           -------------------------------

                                    THE BANK OF NOVA SCOTIA, ATLANTA AGENCY



                                    By: /s/ F. C. H. Ashby
                                        ----------------------------------
                                    Name: F. C. H. Ashby
                                          --------------------------------
                                    Title: Senior Manager Loan Operations
                                           ------------------------------
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                                    THE BANK OF NEW YORK



                                    By: /s/ Raymond J. Palmer
                                        ----------------------------------
                                    Name: Raymond J. Palmer
                                          --------------------------------
                                    Title: Vice President
                                           -------------------------------

                                    CIBC, INC.



                                    By: /s/ Gary C. Gaskill
                                        ----------------------------------
                                    Name: Gary C. Gaskill
                                          --------------------------------
                                    Title: Vice President
                                           -------------------------------

                                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION



                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                         -------------------------------

                                    FIRST INTERSTATE BANK OF TEXAS, N.A.



                                    By: /s/ David M. Anderson
                                        ----------------------------------
                                    Name: David M. Anderson
                                          --------------------------------
                                    Title: Vice President
                                           -------------------------------

                                    MELLON BANK, N.A.



                                    By: /s/ Andrew Mellgard
                                        ----------------------------------
                                    Name: Andrew Mellgard
                                        ----------------------------------
                                    Title: AVP
                                           -------------------------------